                                                                  Exhibit 99(11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 on Form N1-A (File No. 33-89090) of our report dated January 20, 1997 accompanying the financial statements and financial highlights of Focus Trust, Inc. in the Statement of Additional Information. We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and under the headings "Other Information-Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

Coopers & Lybrand L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 28, 1997